Exhibit 23.1

KPMG LLP Suite 4000 150 John F. Kennedy Parkway Short Hills, NJ 07078-2702

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the consolidated financial statements of PDS Biotechnology Corporation, incorporated herein by reference.

/s/ KPMG LLP

Short Hills, New Jersey
December 12, 2025